These materials are visual supplements to an oral presentation meant to illustrate points explained in the presentation, and as such, are inherently incomplete outside the context of the presentation. No person should rely solely on these materials in making any judgment concerning Penford Corporation. Exhibit 99.2

SEPTEMBER 2004 Nature. Science. Solutions.(tm)

Forward Looking Statements Any forward-looking statements regarding future events or the financial performance of the company are just predictions and actual events or results may differ materially. These forward-looking statements are subject to numerous risks and uncertainties. These include the performance of the economy as a whole and its impact on Penford's customers, customer acceptance of new products or technologies at less than anticipated rates, issues impacting customer demand or orders, increased competition, raw material costs, interest rate and energy cost volatility, and foreign exchange rate fluctuations. Please refer to the documents that we file from time to time with the Securities & Exchange Commission for a discussion of these and other risks and uncertainties. We do not undertake to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

A global leader in natural ingredient systems based on renewable raw materials for a wide variety of food and industrial applications. Penford Corporation

Penford Corporation Strategic focus on differentiating technologies and product applications that give customers advantages in their marketplace.

Auckland, NZ Corn Starch Mfg. Richland, WA Potato Starch Mfg. Tamworth, AUS Wheat Starch Mfg. Englewood, CO Corporate HQ Idaho Falls, ID Potato Starch Mfg. Plover, WI Potato Starch Mfg. Cedar Rapids, IA Corn Starch Mfg. Lane Cove, AUS Corn Starch Mfg. Facilities Overview

Senior Management Senior Management

Vision to Build Shareholder Value

Natural Raw Materials

Science - Differentiating Technologies and Applications Technologies and Applications Technologies and Applications Technologies and Applications Technologies and Applications

Solutions - Deliver Value to Customers Solutions - Deliver Value to Customers Solutions - Deliver Value to Customers Solutions - Deliver Value to Customers

Nature. Science. Solutions. TM Segment Review

Penford Sales by Segment May-04 YTD Industrial Food Australia East 107006 34283 65847 Note: Australia excludes $459K of intercompany sales.

Penford Products Overview Headquarters/Facilities: Cedar Rapids, Iowa A leading supplier of specialty chemical starches to the paper and textile industries. textile industries. textile industries. textile industries. textile industries. textile industries. textile industries. textile industries. textile industries.

Penford Products Market Segments Printing & writing papers Corrugated Recycled news print Recycled paperboard Adhesives Textiles Animal nutrition De-icing additives Bio-packaging A leader in the U.S. production of value-added specialty ingredients serving the printing and writing segment of the paper industry.

Case Study: Liquid Natural Additives

Penford Food Ingredients Overview Headquarters: Englewood, Colorado Facilities: Plover, Wisconsin Richland, Washington, Idaho Falls, Idaho A rapidly emerging competitor in the food ingredients segment offering specialized properties that differentiate our products in the coatings, binders and texturizer categories.

Penford Food Ingredients Specialty starches used to provide crispness, improved taste and texture, increased product life, reduced fat levels and improved color and consistency in foods. Market Segments Coating Systems Meats & Poultry Soup, Sauce & Gravy Bakery Confections Pharmaceuticals Customer Segments Restaurant chains Branded manufacturers Processors Food Service

Case Study: Processed Meat Applications

Headquarters: Lane Cove, New South Wales Facilities: Lane Cove, New South Wales; Tamworth, New South Wales; and Auckland, New Zealand The leading Australian producer of a broad line of modified starches for food and industrial applications. A significant and growing platform in Asia. Penford Australia Overview

Penford Australia Market Segments Bakery Dairy Confections Beverage Soup, sauce & gravy Coatings Corrugated Recycled newsprint Customer Segments Branded manufacturers Processors Food Service Paper manufacturing Mining The sole producer of corn starch products in Australia and New Zealand. Manufactures products to enhance the quality of packaged food products. Starches also used in industrial applications.

Case Study: Bio-degradable Packaging Packaging Packaging

Nature. Science. Solutions. TM Financial Review

Financial Overview by Segment Key P&L Figures (in MMs)

Cash Flow Highlights (in MMs)

Penford Corporation Consolidated Debt (in MMs) Q1-01 Q2-01 Q3-01 Q4-01 Q1-02 Q2-02 Q3-02 Q4-02 Q1-03 Q2-03 Q3-03 Q4-03 Q1-04 Q2-04 Q3-04 Q1 107 118 118 113 107 102 104 96 95 90 82 80 85 82 79 Q 4 Debt Reduction of more than 30% since 2001. Increase in AUD$ has hindered debt reduction over the past 3 years. $0.53 Fx rate at Aug 31, 2001 $0.55 Fx rate at Aug 31, 2002 $0.64 Fx rate at Aug 31, 2003 $0.72 Fx rate at Aug 31, 2004

Penford Corporation - Consolidated Review (in MMs) Q1 Q2 Q3 Q4 2001 4.19 1.613 1.693 3.241 2002 3.914 1.885 3.946 3.325 2003 4.106 3.515 3.12 3.089 2004 2.365 2.484 3.888 Q1 Q2 Q3 Q4 2001 0.03 -0.11 -0.08 0.06 2002 0.16 0.02 0.18 0.13 2003 0.42 0.2 0.21 0.21 2004 0.1 0.12 0.26 Included in the above (all items below are pretax): Q1 2001: 1.4 loss on early extinguishment of debt (EPS only). Q3 2001: restructuring charge of $0.3 MM and investment write-off of $0.5 MM (EPS only). Q4 2001: restructuring charge of $0.2 MM. Q2 2002: restructuring charge of $1.4 MM. Q4 2002: investment write-off of $0.5 MM (EPS only). Q1 2003: gain on sale of hi-maize business of $1.9 MM (EPS only). Q1 2004: restructuring charge of $0.3 MM and $0.7MM loss on early extinguishment of debt (EPS only). Q2 2004: restructuring charge of $0.5 MM. Q3 2004: restructuring charge of $0.4 MM.

Business Drivers Energy Continuing high natural energy costs 20% over last year Recent prices leveling off Commodity Raw Materials Australian grain costs declining Still above historical levels Currency AUD exchange rate declining Import/export pressure easing Labor

Labor Strike began 8/1/04 @ Cedar Rapids, IA facility 150 members of Bakery, Confectionary, Tobacco Worker's Grain Millers Local 100G Production rates approaching pre-strike levels Customers and suppliers are supportive First month added costs approximately $3 million Continuing financial impact should decrease as Penford achieves process efficiencies Talks with union continued on 9/2 and 9/10

Progress Banking facility renewal - Oct 2003 Reduced discretionary spending Headcount reduction at Penford Australia and Products Interest expense declined 20% Market cap increased 30% or $34.6 million during 2004 Strengthened management organization and Board of Directors

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